Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

DANAHER CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Except as otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, shall be called only by the Secretary or an Assistant Secretary pursuant to a written request delivered to the Secretary or an Assistant Secretary by (i) the Chairman, if there be one, (ii) the President, (iii) the Board of Directors or (iv) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Any request by a stockholder or stockholders to call a Special Meeting shall state the purpose or purposes of the proposed meeting and all other information described in the third sentence of Section 10(b) of this Article II in the case of a nomination for director and/or the third sentence of Section 11(b) of this Article II in the case of any business. Following receipt of a request by any stockholder or stockholders entitled to call a Special Meeting pursuant to this Section 3, the Board of Directors shall determine a date and time for the requested meeting, which date shall not be less than 50 days nor more than 70 days after receipt of such request, and the Board of Directors shall establish a record date for the determination of stockholders entitled to vote at such Special Meeting. Following such determination and establishment, it shall be the duty of the Secretary, or if the Secretary is unable or unwilling, an Assistant Secretary, to cause notice of the Special Meeting to be given in accordance with Section 4 of this Article II. Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or as shall have been set forth in the written request that prompted such meeting to be called. The notice of such Special Meeting shall include the purpose for which the meeting is called.

Section 4. Notice of Meetings. Notice of any Annual Meeting or Special Meeting stating the place, date and hour of the meeting (and, in the case of any Special Meeting, the purpose or purposes for which the meeting is called) shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6. Voting. Unless otherwise required by law, the Certificate of Incorporation, or these By-Laws, on any matter other than the election of directors, when a quorum is present, the affirmative vote of a majority of the stock represented in person or by proxy and entitled to vote on the subject matter shall be the act of the stockholders. When a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions, broker non-votes and withheld votes not counted as a vote for or against such nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 10 of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each stockholder may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented.

Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) during ordinary business hours, at the principal place of business of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 8 of this Article II or to vote in person or by proxy at any meeting of stockholders.

Section 10. Nomination of Directors.

(a) Except (1) for any directors elected in accordance with Article III, Section 2 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (2) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 10 shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 10(b) of this Article II and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b) To be timely, such stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an Annual Meeting of stockholders, at least 45 days before the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that the date of the current year’s Annual Meeting has changed by more than 30 days from the one-year anniversary of the date that the prior year’s Annual Meeting was first convened, such stockholder’s notice must be so received not later than the close of business on the later of (A) the 60th day prior to the current year’s Annual Meeting and (B) the 10th day following the day on which notice of the date of the current year’s Annual Meeting was mailed or public disclosure of the date of the current year’s Annual Meeting was made, whichever mailing or disclosure first occurs; or (ii) in the case of an election of directors at a Special Meeting of stockholders called for such purpose in accordance with Section 3 of Article II, not later than the close of business on the later of (x) the 60th day prior to the Special Meeting and (y) the 10th day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever mailing or disclosure first occurs. In no event shall the adjournment of an Annual or Special Meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (5) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the Corporation’s Board Practice on Director Elections; (B) as to the stockholder giving the notice (1) such stockholder’s name and address, as they appear on the Corporation’s books, (2) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder will or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or (y) otherwise to solicit proxies from stockholders in support of such nomination(s); and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (1) such beneficial owner’s name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner will or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated on behalf of such beneficial owner and/or (y) otherwise to solicit proxies from stockholders in support of such nomination(s). In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation. For nominations to be properly brought before an Annual or Special Meeting, the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made, must have acted in accordance with the representations set forth in the statement required by clauses (B)(5) and (C)(4) of this paragraph.

Notwithstanding anything in this subsection 10(b) to the contrary, and only in the case of an election of directors referred to in Section 10(b)(i) to fill a vacancy or vacancies resulting from an increase in the size of the Board of Directors, if public disclosure of such election to fill such vacancy or vacancies does not occur at least 55 days before the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new vacancies created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

(c) Except as otherwise required by law, nothing in this Section 10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

Section 11. Notice of Business at Annual Meetings.

(a) At any Annual Meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, any such business must be (1) specified in the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an Annual Meeting of stockholders. For business to be properly brought before an Annual Meeting by a stockholder, (i) if such business relates to the election of a person as a director of the Corporation, the procedures in Section 10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation at least 45 days before the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that the date of the current year’s Annual Meeting has changed by more than 30 days from the one-year anniversary of the date that the prior year’s Annual Meeting was first convened, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 60th day prior to the current year’s Annual Meeting and (B) the 10th day following the day on which notice of the date of the current year’s Annual Meeting was mailed or public disclosure of the date of the current year’s Annual Meeting was made, whichever mailing or disclosure first occurs. In no event shall the adjournment of an Annual Meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (6) a representation whether the stockholder or the beneficial owner, if any, will or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of all of the shares of capital stock of the Corporation required under applicable law to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (a “Business Solicitation Statement”). Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any Annual Meeting of stockholders except in accordance with the procedures set forth in this Section 11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an Annual Meeting of stockholders pursuant to Rule 14a-8 shall be deemed to comply with the requirements of this Section 11. For a business proposal to be properly brought before an Annual Meeting, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement required by this By-law.

Section 12. General Provisions Regarding Nominations of Directors and Notice of Business at Stockholder Meetings.

(a) The chairman of any stockholder meeting shall have the power and duty to determine whether a nomination was made or business was properly brought before a meeting in accordance with the provisions of Section 10 or Section 11, as applicable, and if the chairman should determine that a nomination was not made in accordance with the provisions of Section 10, or that business was not properly brought before the meeting in accordance with the provisions of Section 11, the chairman shall so declare to the meeting and such nomination shall be disregarded and/or such business shall not be brought before the meeting, as applicable.

(b) Notwithstanding the foregoing provisions of Section 10 and Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or business proposal, as the case may be, such nomination shall be disregarded and such business proposal shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of the foregoing Section 10 and Section 11, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting.

(c) For purposes of Section 10 and Section 11 of this Article II, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 13. Conduct of Meetings.

(a) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with any rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

(b) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes in accordance with Article SIXTH of the Certificate of Incorporation. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior resignation or removal. Directors need not be stockholders. Any director may resign by delivering a resignation in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of the class for which such director shall have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any two or more directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail or reputable overnight courier not less than forty-eight (48) hours before the date of the meeting, or in person or by telephone, telecopy or electronic mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of the Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors shall annually elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice-President, the Secretary or any Assistant Secretary or any other person authorized by the Board of Directors, the Chairman of the Board, the President or any Vice-President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. In his absence, the Chairman of the Executive Committee, if any, of the Board of Directors shall preside at such meetings. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5. President. The President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6. Vice-Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Each holder of stock in the Corporation represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him or her.

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of Article V of these By-Laws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 5. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action hereinbefore described. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(c) Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to Section 5(b) of this Article V). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever by statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any director, member of a committee or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such director, member of a committee or stockholder at his address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telephone, telecopy or electronic transmission).

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Any person seeking indemnification from the Corporation under this Article VIII must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, to the extent permitted by law, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII (which undertaking shall be accepted without reference to the financial ability of the person to make such repayment); provided, however, that, with respect to persons who are not directors, no advancement of expenses shall be made under this Article VIII if the Corporation shall determine that (i) such person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, such person had reasonable cause to believe his conduct was unlawful. A director or officer seeking advancement of expenses shall submit to the Corporation a written request.

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions for Purposes of Article VIII. Terms used in this Article VIII and defined in Section 145(h) or Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) or Section 145(i).

Section 10. Limitations. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not be required to indemnify any person pursuant to this Article VIII in connection with a proceeding (or part thereof) initiated by that person unless (1) the initiation thereof was approved by the Board of Directors of the Corporation or (2) the initiation thereof was in connection with successfully establishing that person’s right to indemnification or advancement of expenses under this Article VIII. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not indemnify a person to the extent such person has been reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to a person and such person is subsequently reimbursed from the proceeds of insurance, such person shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

Section 11. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 12. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

ARTICLE IX

AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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